    As filed with the Securities and Exchange Commission on August 18, 1998

                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              -------------------

                           IAS COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

                              -------------------

                Oregon                               91-1063549
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)

                           185-10751 Shellbridge Way
                        Richmond, B. C., Canada V6X 2W8
                                (604) 278-5996
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              -------------------

                               John G. Robertson
                                   President
                           IAS Communications, Inc.
                           185-10751 Shellbridge Way
                       Richmond, B. C., Canada, V6X 2W8
                                (604) 278-5996
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                              James L. Vandeberg
                          Vandeberg Johnson & Gandara
                               One Union Square
                       600 University Street, Suite 2424
                           Seattle, Washington 98101
                                (206) 464-0404

                              -------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 PROPOSED              PROPOSED
                                                                 MAXIMUM               MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO BE         OFFERING PRICE          AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED           PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock                       3,000,000              $2.00            $6,000,000.00             $1,770
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(2) Consists of Common Stock issuable on conversion of the Debentures and exercise of the Warrants described herein. The Registrant also registers hereby such indeterminate number of additional shares of Common Stock as may be issuable upon such conversion pursuant to the provisions of the Debentures regarding determination of the applicable conversion price.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                           IAS COMMUNICATIONS, INC.

                   3,000,000 SHARES OF CLASS A COMMON STOCK

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares of Class A Common Stock (the "Common Stock") of IAS Communications, Inc., an Oregon corporation, (the "Company") offered hereby (the "Shares") are issuable on conversion of the 8% Redeemable Convertible Debentures, Series A and B, (the "Debentures") and exercise of the Warrants (the "Warrants") of the Company issued and to be issued in a private transaction pursuant to the Subscription Agreement between the Company and Augustine Fund, LP dated as of July 15, 1998 (the "Subscription Agreement") and may be offered and sold from time to time by the holders thereof (the "Selling Shareholder"). The Company will receive $2.85 per share upon exercise of the Warrants but will not receive any of the proceeds from any such offers or sales of Shares by the Selling Shareholder.

The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder and any broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In connection with any sales, the Selling Shareholder and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Selling Shareholder."

The Common Stock of the Company is traded on the NASDAQ over the counter Bulletin Board under the symbol IASCA. On August 12, 1998, the last price for the Common Stock was $1.65 per share.

  THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK
                         FACTORS" BEGINNING ON PAGE 3.

The Shares may be offered or sold from time to time by the Selling Shareholder at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale. See "PLAN OF DISTRIBUTION."

                              -------------------

                The date of this Prospectus is August   , 1998.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS AT THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The Registration Statement, reports and other information may be inspected and copies may be obtained, at prescribed rates, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http:// www.sec.gov.

This Prospectus constitutes a part of the Registration Statement. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The information relating to the Company contained in this Prospectus should be read together with the information contained in the Incorporated Documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:
(a) the Company's Annual Report on Form 10-KSB for the year ended April 30, 1998, (b) the Company's Current Report on Form 8-K filed July 24, 1998, and (c) the description of the Common Stock contained in the Company's registration statement on Form 10SB filed with Commission on August 26, 1996 including any amendment or report filed for the purpose of updating such description. In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering (the "Offering") shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests should be directed to IAS Communications, Inc., 185-10751 Shellbridge Way, Richmond,
B.C., Canada V6X 2W8 Attention: John G. Robertson, President (telephone number 604-278-5996).

                          FORWARD-LOOKING STATEMENTS

This Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements herein regarding the availability of adequate funding and progress in the Company's CTHA project are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that the Company's actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.

                                  THE COMPANY

The Company was incorporated in Oregon in 1994. The Company's principal executive offices are located at 185-10751 Shellbridge Way, Richmond, B. C., Canada V6X 2W8, and its telephone number is (604) 278-5996. The Company's principal business operations are located in West Virginia and Illinois. References in this Prospectus to the Company mean IAS Communications, Inc., unless the context requires otherwise.

                                 RISK FACTORS

THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, ESTIMATES, INTENTIONS AND STRATEGIES ABOUT THE FUTURE. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," ESTIMATES," VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THE STATEMENT IS NOT FORWARD-LOOKING. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS, ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, AS WELL AS THE MORE DETAILED INFORMATION CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE, BEFORE MAKING A DECISION TO INVEST IN THE SHARES OFFERED HEREBY.

                                BUSINESS RISKS

1.   LIMITED OPERATING HISTORY

The Company was incorporated in the state of Oregon on December 13, 1994. The Company has conducted only limited business and has a very short operating history. The Company is still in the startup stage. If the Company's plans prove to be unsuccessful, the investors in this offering may lose all or a substantial part of their investment.

2.   CUMULATIVE VOTING, PREEMPTIVE RIGHTS AND CONTROL

There are no preemptive rights in connection with the shares of Common Stock. Cumulative voting in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock present in person or by proxy, will be able to elect all of the Company's Board of Directors.

3.   NEED FOR ADDITIONAL CAPITAL

Even if the all of the units contemplated by the Subscription Agreement are sold, the proceeds available to the Company may not be adequate for it to achieve its business objectives. The Company intends to use the proceeds from the sale of such units for working capital, payment of accounts payable, further research and development work, patent protection and prototype development. Accordingly, the ultimate success of the Company will depend upon its ability to raise additional capital or to have other parties bear a portion of the required costs to further develop or exploit the potential market for its products. There is no assurance that funds will be available from any source, and if not available, it will be necessary for the Company to limit its operations to those which can be financed from the proceeds of this offering.

4.   DEPENDENCE ON CONSULTANTS AND OUTSIDE MANUFACTURING FACILITIES

Since the Company's present plans provide for a shared research and development staff and outside manufacturing facilities, the Company will be dependent upon others to perform these functions and to provide the requisite expertise when needed at affordable prices.

5.   PRODUCT ACCEPTANCE

The profitability and survival of the Company will depend upon its ability to develop a technically and commercially feasible product which will be accepted by end users. The Toroidal Helical Antenna which the Company is developing (the "CTHA") must be technologically superior to other antennas and must have a competitive price/performance ratio to adequately penetrate its potential markets. If it is not able to achieve this condition or if it does not remain technologically competitive, the Company may be unprofitable and investors could lose their entire investment. There can be no assurance that the Company will be able to achieve and maintain end-user acceptance of its antenna.

6.   COMPETITION

While not a highly competitive business in terms of numbers of competitors, the business of developing antennas of a new design and attempting to either license or produce them is nonetheless difficult because most existing antenna producers are large, well financed companies which are very concerned about maintaining their market position. There is no assurance that the Company will be successful in meeting or overcoming competition which currently exists or may develop in the future.

7.   MANAGEMENT AND CONFLICTS OF INTEREST

The present officers and directors of the Company have other full-time positions or part time employment which is unrelated to the Company. Some officers and directors will be available to participate in management decisions on a part-time or as needed basis only.

8.   NEED FOR ADDITIONAL KEY PERSONNEL

At the present, the Company employs no full time employees. The success of the Company's business will depend, in part, upon the ability to attract and retain qualified employees. The Company believes that it will be able to attract competent employees, but no assurance can be given that the Company will be successful in this regard. If the Company is unable to engage and retain the necessary personnel, its business would be materially and adversely affected.

9.   NON-ARM'S LENGTH TRANSACTION

The number of shares of Common Stock issued to certain present shareholders of the Company for cash and property and the price thereof was arbitrarily determined and may not be considered the product of arm's length transactions.

10.  INDEMNIFICATION OF OFFICERS AND DIRECTORS FOR SECURITIES LIABILITIES

The Bylaws of the Company provide that the Company may indemnify any Director, Officer, agent and/or employee as to those liabilities and on those terms and conditions as are specified in the Oregon Business Corporation Act. Further, the Company may purchase and maintain insurance on behalf of any such persons whether or not the Company would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by the Company and prevent any recovery from such Officers, Directors, agents and employees for losses incurred by the Company as a result of their actions. Further, the Company has been advised that in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

11.  LITIGATION

The Company was sued in April 1998 in a civil action filed in U.S. District Court for the District of Oregon (the "Oregon Litigation"). The Plaintiff, Kirk Vanvoorheis, ("Plaintiff") seeks money damages and equitable relief against the Company alleging patent infringement by the Company for the CTHA. The Company has notified West Virginia University ("WVU") of this claim and has contacted WVU to assist in the defense. WVU owns the patent rights to the CTHA technology which were licensed to the Company. Two patents were granted for the CTHA to WVU; one in August 1995, and another in August 1997.

The Plaintiff's patent was approved on March 31, 1998. Based upon the information available to the Company at this time, the Company believes that the Plaintiff's alleged claim of infringement is without legal or factual basis.

The Plaintiff in the Oregon Litigation is also a defendant in a pending civil action in the U.S. District Court for the Northern District of West Virginia brought by WVU (the "West Virginia Litigation") claiming that the CTHA invention is owned by WVU. As alleged in the West Virginia Litigation, the Company believes that the patent rights for the CTHA technology belongs to WVU and therefore based on the license, the Company owns the world wide rights to the CTHA commercial applications. The Company intends to vigorously defend the Oregon Litigation. Dr. James Smith, the Chairman of the Board of the Company, has been sued by Plaintiff in a third party complaint in the West Virginia Litiagation together with WVU and Integral Concepts, Inc.

However if the Plaintiff in the Oregon Litigation is successful, it could seriously affect the Company financially.

12.  GENERAL FACTORS

The Company's areas of business may be affected from time to time by such matters as changes in general economic conditions, changes in laws and regulations, taxes, tax laws, prices and costs; and other factors of a general nature which may have an adverse effect on the Company's business.

                                OFFERING RISKS

1.   LIMITED PUBLIC MARKET FOR THE COMMON STOCK

At present, only a limited public market exists for the Common Stock on the over-the-counter bulletin board and there is no assurance that a more active trading market will develop, or, if developed, that it will be sustained. A purchaser of the Shares may, therefore, find it difficult to resell the Shares should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept the Shares as pledged collateral for loans.

2.   NO FORESEEABLE DIVIDENDS

The Company has not paid dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future.

3.   POSSIBLE VOLATILITY OF SECURITIES PRICES

The market price for the Company's Common Stock traded on the over-the-counter bulletin board has been highly volatile since it began trading and will likely to continue to behave in this manner in the future. Factors such as the Company's operating results and other announcements by the Company regarding its development work and business operations may have a significant impact on the market price of the Common Stock. Additionally, market prices for securities of many smaller companies have experienced wide fluctuations not necessarily related to the operating performance of the companies themselves.

4.   ABILITY TO ISSUE SHARES WITHOUT SHAREHOLDER APPROVAL

The Company has the ability to issue shares of preferred and Common Stock without shareholder approval. The issuance of such shares could have a deterrent effect upon third parties attempting to take control of the Company.

5.   REQUIREMENTS OF SEC WITH REGARD TO LOW-PRICED SECURITIES

The Common Stock is subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Common Stock and may adversely affect the ability of purchasers in this offering to sell any of the Shares in the secondary market.

6.   SHARES ELIGIBLE FOR FUTURE SALE

Sale of substantial amounts of the Company's Common Stock in the public market or the prospect of such sales could materially and adversely affect the market price of the Common Stock. As of July 13, 1998, the Company had outstanding 9,486,350 shares of Common Stock, warrants to purchase 670,600 shares of Common Stock and debentures convertible into 11,667 shares of Common Stock. In addition, as of such date, the Company had granted options to purchase 1,122,000 shares of Common Stock under its Stock Option Plan. (the "Stock Option Plan"). All of the shares purchased under the Stock Option Plan are available for sale in the public market, subject in some cases to volume and other limitations.

A substantial number of the Company's presently outstanding shares of Common Stock, are "restricted" securities and may be sold in compliance with Rule 144 or Regulation S adopted under the Securities Act if certain requirements are met. Rule 144 provides, in essence, that after one year from the date of acquisition, a person, including affiliates, of the Company (or persons whose shares are aggregated) may sell an amount up of to one percent (1%) of the issued and outstanding shares of Common Stock within any three month period, provided that certain current public information about the Company is available. A person who has not been an affiliate of the Company (or persons whose shares are aggregated) who has owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Therefore, in each three month period over 100,000 shares of Common Stock could be sold under Rule 144 by each person having held the securities for at least one year. Also any shares of Common Stock currently held by non-residents of the United States may be sold after a one-year holding period subject to the same volume restrictions as Rule 144 under Regulation S. Investors should be aware of the possibility that sales under Rule 144 or shares issued pursuant to Regulation S may, in the future, have a depressing effect on the price of the Common Stock.

Certain of the Company's outstanding shares of Common Stock may be sold without substantial restrictions. The Shares registered pursuant to the Registration Statement also includes such presently indeterminate number of additional shares of Common Stock as may be issued on conversion of the Debentures and exercise of Warrants to be issued in the transaction contemplated by the Subscription Agreement.

Sales in the public market of substantial amounts of Common Stock, including sales of Shares issued upon conversion of the Debentures and exercise of the Warrants and conversion of the Debentures and exercise of the Warrants to be issued pursuant to the Subscription Agreement, or the perception that such sales could occur, could depress prevailing market prices for the Common Stock. The existence of the Debentures and the Warrants and any other options, debentures or warrants may prove to be a hindrance to future equity financing by the Company. Further, the holders of such debentures, warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

                              SELLING SHAREHOLDER

The Selling Shareholder is the holder of the Debentures and the Warrants. The Shares are obtainable on conversion of the Debentures and exercises of the Warrants. The Selling Shareholder acquired the Debentures and Warrants and may acquire additional Debentures and Warrants pursuant to the Subscription Agreement from the Company for cash. Pursuant to the Subscription Agreement, the Company sold to the Selling Shareholder one unit as of July 15, 1998 consisting $500,000 in aggregate principal amount of Debentures (Series A) and one Warrant. The Company may also require the Selling Shareholder to purchase up to an additional nine (9) units in the future, each such unit consisting of $500,000 aggregate principal amount of Debentures (Series B) and one Warrant. The Series A Debentures are convertible at any time after the effective date of the Registration Statement.

The conversion price for the Series A Debentures is the lesser of seventy-five percent (75%) of the average closing bid price of the Common Stock for the five
(5) trading days prior to the date on which the Debenture is presented for conversion or $2.85 per share. The conversion price for the Series B Debentures is the lesser of eighty-five percent (85%) of the average closing bid price of the Common Stock for the five (5) trading days prior to the date on which the Debenture is presented for conversion or $2.85 per share. The following table sets forth certain information regarding ownership of the Debentures and Warrants as of July 31, 1998 and the number of Shares that may be offered for the account of the Selling Shareholder or their transferees or distributees from time to time upon conversion of the Series A Debenture and the outstanding Warrant. The Company will amend the Registration Statement and this Prospectus from time to time to reflect the sale of additional units.

                                   SHARES BENEFICIALLY                          SHARES BENEFICIALLY
                               OWNED BEFORE OFFERING /(1)/                    OWNED AFTER OFFERING/(1)/
                               ----------------------------       SHARES      -------------------------
                                 NUMBER OF                     OFFERED FOR    NUMBER OF
     NAME                      SHARES /(1)/   PERCENT /(2)/        SALE        SHARES      PERCENT/(2)/
     ----                      ------------   ------------     -----------    ---------    ------------
Augustine Fund, L.P.             3,000,000          24           3,000,000       -0-         -  0-


-------------
/(1)/ Assumes the purchase of all Debentures and Warrants contemplated by the Subscription Agreement. The Selling Shareholder is deemed to beneficially own the shares of Common Stock into which the Debenture held by it is convertible and the shares of Common Stock issuable upon exercise the Warrant.

/(2)/ Total shares of Common Stock outstanding for the purpose of this percentage calculation includes the Common Stock into which the Debentures is convertible and the 500,000 shares issuable upon exercise of the Warrants but does not include 1,122,000 shares of Common Stock issuable on exercise of outstanding stock options or an additional 670,000 shares of Common Stock issuable on exercise of warrants, 11,667 shares of Common Stock issuable upon conversion of outstanding convertible debentures or shares that may be granted under the Company's Performance Stock Plan. Pursuant to Rule 416 under the Securities Act, the number of shares of Common Stock offered by the Selling Shareholder hereby and included in the Registration Statement also includes such presently indeterminate number of additional shares as may be issued on conversion of the Debentures pursuant their terms regarding determination of the applicable conversion price. Accordingly, the actual number of shares of Common Stock issued or issuable upon conversion of the Debentures and exercise of the Warrants is subject to adjustment depending upon factors which cannot be predicted by the Company at this time, including, among others, the future market prices of the Common Stock and the completion of the transaction contemplated by the Subscription Agreement.

The Selling Shareholder has not had any material relationship with the Company, or any of its affiliates, within the past three years.

The Selling Shareholder has represented to the Company that it purchased the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or exemptions therefrom. In recognition of the fact that the Selling Shareholder, even though purchasing the Shares for investment, may wish to be legally permitted to sell its Shares when its deems appropriate, the Company agreed with the Selling Shareholder to file with the Commission under the Securities Act the Registration Statement with respect to the resale of the Shares from time to time in transactions in the over-the-counter market, in privately negotiated transactions, or through a combination of such methods of sale, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the Shares are no longer required to be registered for the sale thereof by the Selling Shareholder.

                             PLAN OF DISTRIBUTION

All of the Shares offered hereby may be sold from time to time by the Selling Shareholder, or by its pledgees, donees, distributees, transferees or other successors-in-interest. The sale of the Shares by the Selling Shareholder may be effected from time to time in transactions in the over-the-counter market, or on one or more other securities markets and exchanges, in privately negotiated transactions, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect the above-mentioned transactions by selling the Shares directly to purchasers, acting as principals for their own accounts, or by or through broker-dealers acting as agents for the Selling Shareholder, or to broker-dealers who may purchase Shares as principals and thereafter sell such Shares from time to time in transactions on any exchange or market on which such securities are listed or quoted, as applicable, in negotiated transactions, through a combination of such methods of sale, or otherwise. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealer may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer may act as a broker-dealer on behalf of the Selling Shareholder in connection with the offering of certain of the shares by the Selling Shareholder. None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus.

The Company has the right to suspend use of this Prospectus for a discrete period of time under certain circumstances.

To the extent required, the amount of the Shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a Prospectus Supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement.

Any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to bear all expenses (other than selling commissions and fees and stock transfer taxes) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder and broker-dealers who act in connection with the sale of the Shares hereunder against certain liabilities, including liabilities under the Securities Act.

Offers or sales of the Shares have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to such Shares. In addition and without limiting the foregoing, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholder. The foregoing may affect the marketability of the Shares.

There can be no assurance that the Selling Shareholder will sell any or all of the Shares offered by them hereunder.

                                 LEGAL MATTERS

The validity of the Common Stock offered hereby has been passed upon for the Company by Vandeberg Johnson & Gandara, Seattle, Washington.

                                    EXPERTS


The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended April 30, 1998, have been audited by Elliot Tulk Pryce Anderson, Chartered Accountants, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                --------------

                                                 PAGE
Available Information...........................   2
Incorporation of Certain Documents
 by Reference...................................   2
Forward-Looking Statements......................   2
Risk Factors....................................   3
Selling Shareholder.............................   6
Plan of Distribution............................   7
Legal Matters...................................   8
Experts.........................................   8

================================================================================





================================================================================

                              3,000,000 SHARES OF

                                  COMMON STOCK



                            IAS COMMUNICATIONS, INC.

                              P R O S P E C T U S



                                August ___, 1998

================================================================================

                                    PART II


INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, will be paid by the Company. Such expenses are estimated as follows:

       Registration fee.....................  $ 1,770
       Legal fees and expenses..............  $10,000
       Accounting fees and expenses.........  $ 1,000
       Miscellaneous........................  $   230
                                              -------
         Total..............................  $13,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company's Articles of Incorporation provide that the Company must indemnify each of its (i) fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan, and
(ii) directors and officers, to the fullest extent permitted under the Oregon Business Corporation Act against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Company or a fiduciary of an employee benefit plan, or is or was serving at the request of the Company as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify the Company's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy and expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

 4.1 Subscription Agreement between the Company and Augustine Fund, LP dated as of July 15, 1998.

 4.2  Form of Series A Debenture.

 4.3  Form of Series B Debenture.

 4.4  Form of Warrant.

 5.1  Opinion of Vandeberg Johnson & Gandara.

23.1  Consent of Elliott Tulk Pryce Anderson.

23.2  Consent of Vandeberg Johnson & Gandara (included in Exhibit 5).

24.1  Powers of Attorney (included in this Registration Statement).

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, on August 14, 1998.

                                       IAS COMMUNICATIONS, INC.


                                       By /s/ John G. Robertson
                                          --------------------------------------
                                          John G. Robertson
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints John G. Robertson as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on August 14, 1998 in the capacities indicated.

Signature                                            Title
---------                                            -----

/s/ John G. Robertson                      President, Chief
----------------------------------------   Executive Officer and  Director
John G. Robertson

/s/ James E. Smith                         Chairman of the
----------------------------------------   Board of Directors
James E. Smith

/s/ Patrick Badgley                        Director
----------------------------------------
Patrick Badgley

/s/ Paul Lamarche                          Director
----------------------------------------
Paul Lamarche

/s/ Jennifer Lorette                       Chief Financial Officer
----------------------------------------   and Principal Accounting
Jennifer Lorette                           Officer


                               INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------


  4.1 Subscription Agreement between the Company and Augustine Fund, LP dated as of July 15, 1998.

  4.2     Form of Series A Debenture.

  4.3     Form of Series B Debenture.

  4.4     Form of Warrant.

  5.1     Opinion of Vandeberg Johnson & Gandara.

 23.1     Consent of Elliott Tulk Pryce Anderson.

 23.2     Consent of Vandeberg Johnson & Gandara (included in Exhibit 5).

 24.1     Powers of Attorney (included in this Registration Statement).